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                                                                     EXHIBIT 3.1







                            ARTICLES OF INCORPORATION














                                GRAVITY CO., LTD.


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                         CHAPTER 1 - GENERAL PROVISIONS

ARTICLE 1.  COMPANY NAME

The name of this Company is GRAVITY Co., Ltd. (hereinafter referred to as the "Company").

ARTICLE 2.  PURPOSE

The objectives of the Company are to engage in the following businesses:

         1.       Software consulting, development, and supply

         2.       Development and sales of Software and CD

         3.       Information-technology-related software development

         4. Production, development, distribution, sales, and consulting of digital content, including game software, as well as corresponding licensing

         5.       Online network game services

         6.       Applied package-related software development

         7.       Production and sales of computer programs

         8.       Import and export of software

         9.       E-commerce

         10.      Character development business

         11.      Animation business

         12.      Real estate leasing

         13.      Service-area restaurant business

         14.      Media-related business

         15.      Printing and publication

         16.      Record and video production and distribution

         17.      Any other businesses incidental to the above businesses

ARTICLE 3.  LOCATION OF HEAD OFFICE AND ESTABLISHMENT OF BRANCHES

         1.       The Company's head office shall be located in Seoul, Korea.

         2. When deemed necessary and through a resolution of its Board of Directors, the Company may establish domestic and overseas branches, liaison offices, operational offices and subsidiaries.

ARTICLE 4.  METHOD OF PUBLIC ANNOUNCEMENTS

Company-related public announcements shall be made through the Seoul Economic Daily, which is published and distributed in Seoul.

                               CHAPTER 2 - STOCKS

ARTICLE 5.  TOTAL NUMBER OF SHARES TO BE ISSUED

The total number of shares to be issued by the Company shall be 40,000,000 shares.

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ARTICLE 6.  PAR VALUE PER SHARE

The par value of a share shall be KRW 500.

ARTICLE 7.  TYPES OF SHARES

All shares to be issued by the Company shall be common stock and preferred stock, both of which shall be in registered form.

ARTICLE 8.  TOTAL NUMBER OF SHARES AT THE TIME OF INCORPORATION

The total number of shares to be issued at the incorporation of the Company shall be 100,000 shares.

ARTICLE 8-2.  NUMBER AND DETAILS OF PREFERRED STOCK

         1. The preferred stocks to be issued by the Company shall have no voting rights, and the total number of preferred stocks shall be 2,000,000 shares.

         2. The dividend rate on each preferred stock, which the Board of Directors decides upon issuing, shall be based on its preferred dividend rate ranging from 1% to 15% per annum of the par value.

         3. In case the dividend rate of the common stock exceeds that of the preferred stock, the difference shall be divided among the common shares and preferred shares on a pro rata basis.

         4. In case the prescribed dividends are not paid in favor of the preferred stock for a certain fiscal year, such accumulated non-paid dividends shall be paid on a priority basis during the next fiscal year.

         5. The preferred stocks shall be deemed to have voting rights from the General Meeting of Shareholders immediately following the General Meeting of Shareholders after the meeting where a resolution not to pay the prescribed dividends on the preferred stock was adopted and until the closing of the General Meeting of Shareholders where a resolution to pay the preferred dividends is adopted.

         6. In case the Company increases its capital by right issue or bonus issue, new shares for the preferred stocks shall be allotted with the common stock in the case of right issue, and the stocks of the same kind in case of bonus issue.

         7. The preferred stocks shall survive three years since issuance. Upon expiration, such preferred stocks shall be converted into common stocks. However, in case prescribed dividends are not paid for such period, the preferred stocks shall be extended until the payment of prescribed dividends is completed. In such term, the provision of Article 12 herein shall apply mutatis mutandis to the payment of dividends on shares to be issued due to a conversion.

ARTICLE 9.  TYPES OF SHARE CERTIFICATES

         1. Share certificates for shares to be issued by the Company shall be in a registered form.

         2. The share certificates of the Company shall be issued in the following eight (8) denominations: one (1), five (5), ten
                  (10), fifty (50), one hundred (100), five hundred (500), one thousand (1,000) and ten thousand (10,000) shares.

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ARTICLE 10.  PREEMPTIVE RIGHTS

         1. The shareholders of the Company, upon issuance of new shares, shall be entitled to receive new shares in proportion to the number of shares held by each shareholder.

         2. Notwithstanding Article 10.1 above, the Company may allocate new shares to persons other than shareholders pursuant to a resolution of the Board of Directors in each of the following cases:

                  1. Where new shares are issued by a public offering to the extent of not more than fifty-hundredth (50/100) of the total number of issued and outstanding shares;

                  2. Where new shares are preferentially allocated to a member of Employee Stock Ownership Association;

                  3. Where new shares are issued by the exercise of stock options;

                  4. Where new shares represented by depositary receipts ("DR"s) are issued to the extent of not more than fifty-hundredth (50/100) of the total number of issued and outstanding shares;

                  5. Where new shares are issued for the purpose of soliciting foreign investment under the Foreign Investment Promotion Law, as deemed necessary for the management of the Company to the extent of not more than fifty-hundredth (50/100) of the total number of issued and outstanding shares;

                  6. Where new shares are issued to domestic and overseas financial institutions, corporations, and individuals in order to urgently raise funds;

                  7. Where new shares are issued to certain companies under an alliance arrangement to introduce technologies; and

                  8. Where new shares are offered or underwritten by any underwriter for offering for the purpose of listing on the exchange or registration with the association, of shares to the extent of not more than fifty-hundredth (50/100) of the total number of issued and outstanding shares following a capital increase.

         3. In case new shares are issued pursuant to Paragraphs 2-1, 2-2, 2-4 through 2-8 above, the types, quantity and issue price of shares to be issued shall be determined by a resolution of the Board of Directors.

         4. In case shareholders waive or lose their preemptive rights, or fractional shares occur in connection with allocation of new shares, any matter thereof shall be determined by a resolution of the Board of Directors.

ARTICLE 11.  STOCK OPTIONS

         1. The Company may grant its directors and employees stock options of not more than fifty-hundredth (50/100) of the total issued and outstanding shares pursuant to Article 16-3 Paragraph (1) of the Act on Special Measures for the Promotion of Venture Businesses and Article 11-3 of Presidential Decree of the Act, upon a special resolution in the General Meeting of Shareholders. In such case, stock options to be granted by a resolution of the General Meeting of Shareholders may be linked to business performance objectives or related market indices.

         2. The officers and employees who may be granted stock options are such persons who have contributed, or have the ability to contribute to the incorporation, management, overseas sales or technological innovation of the Company pursuant to Article 16-3, Paragraph (1), each Item of the Act on Special Measures for the Promotion of Venture Businesses and Article 11-3, Paragraph (4) and (5) of Presidential Decree of the Act; provided, that those who fall under any of the following may not be granted stock options:

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                  1.       The largest shareholder (as defined in Article 54-5,
                           Paragraph (4), Item 2 of the Securities and Exchange Act ("SEA"), hereinafter the same shall apply) and its specially related persons (as defined in Article 10-3, Paragraph (2) of the Presidential Decree of SEA, hereinafter the same shall apply), except for such persons who have been regarded as specially related persons by becoming an officer of the Company (including an officer of the affiliate as defined in Article 84-6, Paragraph (1) of the Presidential Decree of SEA) (for this purpose, an officer who is a non-standing officer of an affiliate shall not be deemed as a specially related person of the Largest Shareholder);

                  2. Major shareholders (as defined in Article 188 of the SEA, hereinafter the same shall apply) and their specially related persons; except for such persons who have been regarded as specially related persons by becoming an officer of the Company (including an officer who is a non-standing officer of an affiliate); and

                  3. Any person who becomes a major shareholder by exercising a stock option.

         3. The new shares to be issued upon the exercise of a stock option (or in the case where the Company pays, in either cash or its own shares, the difference between the exercise price of stock options and the market price of the shares, it shall mean the shares which are the basis for such calculation) shall be common stocks in registered form.

         4. The number of officers and employees of the Company who are granted stock options shall not exceed ninety-hundredth (90/100) of the total number of officers and employees in office. Stock options granted to one officer or employee shall not exceed one-hundredth (1/100) of the total number of issued and outstanding shares.

         5. The exercise price per share which is subject to the exercise of the stock option shall be more than each of the following values (which shall apply to the case where the exercise price is adjusted after the granting of stock options.):

                  1. The higher of the following when shares are newly issued and delivered:

                           A. The market price of the shares concerned assessed by applying Article 63 of the Inheritance Tax and Gift Tax Act, on a basis of the date of granting stock options; and

                           B.       The par value of the shares concerned;

                  2. For cases other than 1 above, the market price of related shares that is assessed pursuant to 1. A. above.

         6. The stock options may be exercised within five (5) years from the date on which two (2) years have passed from the date of resolution set forth Paragraph (1) above.

         7. Stock Options may be exercisable by a person who is granted a stock option and has been employed with the Company for two
                  (2) years or more from the date of the resolution set forth in Paragraph (1) above; provided, that if the person is deceased or retires or resigns from office due to any cause not attributable to him/her within two (2) years from the date of the resolution set forth in Paragraph (1) above, stock options may be exercised during the above period.

         8. With respect to the distribution of dividends for shares issued upon the exercise of stock options, the provision of
                  Article 12 shall apply mutatis mutandis.

         9. The Company may cancel the grant of stock options by a resolution of the Board of Directors in any of the following cases:

                  1. where the relevant officer or employee of the Company voluntarily retires from his/her office after being granted stock options;

                  2. where the relevant officer or employee of the Company incurs substantial damage to the Company due to his/her willful misconduct or negligence;

                  3. where the stock options may not be exercised due to the Company's bankruptcy or dissolution; or

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                  4.       where any cause for cancellation set forth in the
                           stock option agreement occurs.

ARTICLE 12.  BASE DATE OF CALCULATING DIVIDEND PAYMENT FOR NEW SHARES

If the Company issues new shares by right issue, bonus issue or stock dividend, with respect to the dividends on the new shares, the new shares shall be deemed to have been issued at the end of the fiscal year immediately preceding the fiscal year during which such new shares are issued.

ARTICLE 13.  RETIREMENT OF SHARES

         1. The Company may purchase and then retire its own shares by a special resolution of the annual General Meeting of Shareholders pursuant to Article 434 of the Commercial Code.

         2.       In the General Meeting of Shareholders set forth in Paragraph
                  (1) above, each of the following shall be resolved:

                  1.       The types and total number of shares to be purchased.

                  2. Total value of shares to be purchased; provided, that the total value shall not exceed the net assets shown in the balance sheet minus each amount set forth in
                           Article 462, Paragraph 1, each Item of the Commercial Code.

                  3. The period of purchasing shares (which shall not be determined after closing of the General Meeting of Shareholders in respect of the initial fiscal year following the resolution under Paragraph (1) above)

         3.       Deleted

         4. The Company shall not purchase shares under Paragraph (1) above if the net assets of the balance sheet for the relevant fiscal year threaten not to reach the sum of each amount of
                  Article 462, Paragraph 1, each Item of the Commercial Code.

ARTICLE 14.  TRANSFER AGENT

         1. The Company shall retain a transfer agent for shares by a resolution of the Board of Directors.

         2. The transfer agent, the location where its services are to be rendered and the scope of its duties shall be determined by a resolution of the Board of Directors and shall be publicly notified.

         3. The Company shall keep the shareholders registry, or a duplicate thereof, at the location where the transfer agent renders its services, and cause the transfer agent handle the activities of making entries in the shareholders registry, registering the creation and cancellation of pledges over shares, indication of trust assets and cancellation thereof with respect to shares, issuing share certificates, receiving reports filed and other related businesses.

         4.       Those activities by the transfer agent described in Paragraph
                  (3) shall be performed in accordance with the Regulations for Securities Agency Business of the Transfer Agent.

ARTICLE 15. REPORT OF NAME, ADDRESS AND SEAL OR SIGNATURES OF SHAREHOLDERS AND OTHERS

         1. Shareholders and registered pledgees shall report their names, addresses, seals or

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                  signatures and other information to the transfer agent
                  referred to in Article 14 herein.

         2. Shareholders and registered pledgees who reside in a foreign country shall report their appointed agents and the addresses in Korea to whom notices are to be sent.

         3. The above provisions shall also apply to changes in any item mentioned in Paragraphs (1) and (2).

ARTICLE 16. SUSPENSION OF ALTERING ENTRY IN THE REGISTER OF SHAREHOLDERS AND RECORD DATE

         1. The Company may suspend entry of alterations in the register of shareholders in respect of the shareholders' rights during the period from January 1 to January 31 of each year.

         2. The Company shall allow the shareholders who are registered in the shareholders registry as of December 31 of each year to exercise their rights at the ordinary General Meeting of Shareholders for the relevant fiscal year.

         3. In the case where an extraordinary General Meeting of Shareholders is convened or in any other necessary cases, the Company may suspend entry of alterations in the register of shareholders in respect of the shareholders' rights during a certain period not longer than three (3) months, by a resolution of the Board of Directors, or may authorize those who are registered in the shareholders' registry as of a record date, set by a resolution of the Board of Directors, to exercise their rights as the Company's shareholders. If the Board of Directors deems it necessary, the Company may suspend the entry of alterations and designate the record date at the same time. Provided, the Company shall give a public notice in relation thereto at least two (2) weeks in advance.

                           CHAPTER 3 - CORPORATE BONDS

ARTICLE 17.  ISSUANCE OF CONVERTIBLE BONDS

         1. In any of the following cases, the Company may issue convertible bonds to persons other than shareholders by a resolution of the Board of Directors to the extent that the aggregate par value amount of the convertible bonds shall not exceed KRW100 billion:

                  1. Where the Company issues convertible bonds by a general public offering;

                  2. Where the Company issues convertible bonds for the purpose of soliciting foreign investment if it is necessary for management of the Company in accordance with the Foreign Investment Promotion Law;

                  3. In case the Company issues convertible bonds to certain companies under an alliance arrangement to introduce technologies; and

                  4. In case the Company issues convertible bonds to financial institutions in order to urgently raise funds;

         2. The convertible bonds referred to in Paragraph (1) above may be issued by the Board of Directors with partial conversion rights.

         3. The type of stocks to be issued upon conversion shall be common shares. The conversion price shall not be lower than the par value of the shares as determined by the Board of Directors at the time of issuance of the relevant convertible bonds.

         4. The period during which conversion may be requested shall be from the date when three (3) months have elapsed after the relevant convertible bonds are issued to the date immediately prior to the redemption date of the bonds; provided, that the period may be adjusted by a resolution of the Board of Directors.

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         5.       With respect to the interest on convertible bonds and the
                  dividends on shares to be issued upon conversion, the provision of Article 12 shall apply mutatis mutandis.

         6. The Company may determine the minimum conversion price at less than seventy-hundredth (70/100) of the conversion price upon granting of convertible bonds, by a special resolution of shareholders in the general shareholders' meeting, following the adjustment due to the decrease in the market price.

ARTICLE 18.  ISSUANCE OF BONDS WITH WARRANT

         1. In any of the following cases, the Company may issue bonds with warrants to persons other than shareholders by a resolution of the Board of Directors to the extent that the aggregate par value amount of the bonds shall not exceed KRW 100 billion:

                  1. where the Company issues bonds with warrants by a general public offering;

                  2. where the Company issues bonds with warrant for the purpose of soliciting foreign investment if it is necessary for management of the Company in accordance with the Foreign Investment Promotion Law;

                  3. where the Company issues bonds with warrant to certain companies under an alliance arrangement to introduce technologies; and

                  4. where the Company issues bonds with warrant to financial in order to urgently raise funds.

         2. The aggregate price of new shares that may be subscribed for by the holders of warrants shall be determined by the Board of Directors, but shall not exceed the aggregate par value of the bonds with warrants.

         3. The type of stock to be issued for the exercising of rights on bonds with warrant shall be common stock. The issue price shall not be lower than the par value of the shares as determined by the Board of Directors at the time of issuance of the relevant bonds with warrants.

         4. The period during which warrants may be exercised shall be from the date when three (3) months have elapsed after the relevant bonds with warrants are issued to the date immediately prior to the redemption date of the bonds. However, the Board of Directors may, by its resolution, adjust the exercise period for warrants within the above periods.

         5. With respect to the distribution of dividends on shares to be issued upon exercise of warrants, the provision of Article 12 shall apply mutatis mutandis.

         6. The Company may determine the minimum exercise price of warrants at less than seventy-hundredth (70/100) of the exercise price upon granting of bonds with warrant, by a special resolution of shareholders in the general shareholders' meeting, following the adjustment due to the decrease in the market price.

ARTICLE 19.  APPLICABLE REGULATIONS RELATED TO THE ISSUANCE OF BONDS

The provisions of Articles 14 and 15 shall apply mutatis mutandis to the issuance of bonds.

                   CHAPTER 4 - GENERAL MEETING OF SHAREHOLDERS

ARTICLE 20.  CONVENING OF MEETING

         1. The General Meetings of Shareholders shall be of two types -- ordinary and extraordinary general meetings.

         2. The ordinary General Meetings of Shareholders shall be convened within three (3) months after the close of each fiscal year and the extraordinary General Meetings of Shareholders shall be convened at any time when necessary.

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ARTICLE 21.  PERSON AUTHORIZED TO CONVENE MEETING

         1. Except as otherwise provided by laws and regulations, the General Meeting of Shareholders shall be convened by the representative director (president) of the Company in accordance with a resolution of the Board of Directors.

         2. In the event that the representative director (president) is absent or fails to serve, the provision of Article 37, Paragraph (2) shall apply mutatis mutandis.

ARTICLE 22.  NOTICE AND PUBLIC NOTICE OF CONVENING OF GENERAL MEETING

         1. In convening a General Meeting of Shareholders, a notice thereof either in written or electronic form, which sets forth the time, date, place and agenda of the meeting, shall be sent to each shareholder at least two (2) weeks prior to the date of the meeting.

         2. Other than the notice set forth in Paragraph (1) above, the Company may publish such matters as specified in the notice more than once respectively in the Seoul Economic Daily and Korea Economic Daily published in Seoul, two weeks prior to the meeting.

ARTICLE 23.  PLACE OF MEETING

The General Meetings of Shareholders shall be held at the place where the head office of the Company is located but also may be held at a nearby place if necessary.

ARTICLE 24.  CHAIRMAN

         1. The chairman of the General Meeting of Shareholders shall be the representative director (president).

         2. In the event that the representative director (president) is absent or fails to serve, Article 37, Paragraph (2) herein shall apply mutantis mutandis.

ARTICLE 25.  CHAIRMAN'S RIGHTS TO MAINTAIN ORDER

         1. The chairman of a General Meeting of Shareholders may order persons who intentionally speak or behave obstructively or disturb the proceedings of the meeting to stop a speech or to leave the place of the meeting.

         2. The chairman of a General Meeting of Shareholders may restrict the duration and number of speeches of a shareholder as deemed necessary to facilitate the proceeding.

ARTICLE 26.  VOTING RIGHTS OF SHAREHOLDERS

Every Shareholder shall have one voting right per share.

ARTICLE 27.  LIMITATION ON VOTING RIGHTS OF CROSS-HELD SHARES

If the Company, its parent company and subsidiary, or its subsidiary holds shares exceeding ten percent (10%) of the total number of issued and outstanding shares of any other company, shares of the Company held by such other company shall not have voting rights.

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ARTICLE 28.  SPLIT EXERCISE OF VOTING RIGHTS

         1. If a shareholder who holds two or more votes wishes to split his/her votes, he/she shall give at least three (3) days' prior written notice to the Company of such intention and the reason therefor.

         2. The Company may refuse to permit a shareholder to split his/her votes except in the cases where such shareholder holds shares in trust or shares belonging to other on their behalf.

ARTICLE 29.  VOTING BY PROXY

         1.       A shareholder may exercise his/her vote by proxy.

         2. In case of Paragraph (1) above, the proxy shall present documents evidencing his/her power of representation (a power of attorney) prior to the opening of the General Meeting of Shareholders.

ARTICLE 30. QUORUMS AND ADOPTION OF RESOLUTIONS

         1. A General Meeting of Shareholders shall be duly convened with a quorum of not less than one third (1/3) of total number of issued and outstanding shares with voting rights present; provided, that votes of shareholders who have a special interest in the agenda of the meeting and therefore cannot exercise their voting rights shall not be counted in the total number of issued and outstanding shares with voting rights.

         2. Except as otherwise provided by laws and regulations, all resolutions of General Meetings of Shareholders shall be adopted by the majority votes of shareholders present at the meeting; provided, that, such votes shall represent at least one third (1/3) of total number of issued and outstanding shares of the Company.

ARTICLE 31.  MINUTES OF THE GENERAL MEETING OF SHAREHOLDERS

The substance of the course and proceedings of a General Meeting of Shareholders and the results thereof shall be recorded in minutes on which the names and seals of the chairman and the directors present at the meeting shall be affixed and shall be kept at the head office and branches of the Company.

      CHAPTER 5 DIRECTORS, BOARD OF DIRECTORS, AND REPRESENTATIVE DIRECTOR

ARTICLE 32.  NUMBER OF DIRECTORS

The Company shall have three (3) or more directors.

ARTICLE 33.  APPOINTMENT OF DIRECTORS

         1. Directors shall be elected at the General Meeting of Shareholders.

         2. A resolution for the election of directors shall be adopted by the majority votes of the shareholders present; provided, that, such votes shall represent at least one-fourth (1/4) of the total number of issued and outstanding shares.

         3. The cumulated voting system as set forth in Article 382-2 of the Commercial Code shall not apply to the case of election of two (2) or more directors.

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ARTICLE 34.  TERM OF DIRECTORS

The term of office of the directors shall be three (3) years; provided, that if the term of office expires after the close of the last fiscal year of such term of office but before the ordinary General Meeting of Shareholders convened in respect of such fiscal year, the term of office shall be extended up to the close of such ordinary General Meeting of Shareholders.

ARTICLE 35.  FILLING OF VACANCY IN THE OFFICE OF DIRECTOR

Any vacancy in the office of directors shall be filled by resolution of a General Meeting of Shareholders; provided, however, that if the number of directors required by Article 32 herein is fulfilled and there is no difficulty in the administration of business, the vacancy may be left unfilled.

ARTICLE 36.  APPOINTMENT OF REPRESENTATIVE DIRECTOR

The Company may elect, by resolution of the Board of Directors, representative director (president), vice president, executive managing director, managing director and directors.

ARTICLE 37.  DUTIES OF THE REPRESENTATIVE DIRECTOR AND DIRECTORS

         1. The representative director (president) shall represent the Company and manage all affairs of the Company.

         2. Vice president, executive managing director, managing director and directors shall assist the president and shall perform their respective responsibilities as determined by the Board of Directors. In the event that the representative director (president) is absent or fails to serve, they shall perform his/her duty in the foregoing order of priority.

ARTICLE 38.  DUTIES OF DIRECTORS

         1. Directors shall perform their duties in good faith and in accordance with applicable laws and regulations and provisions hereunder.

         2. Directors shall perform their duties as good managers in favor of the Company.

         3. Directors shall not reveal the trade secrets of the Company obtained in the course of business to any third party during and after their terms of offices.

         4. Directors shall report to the audit committee information that may cause material damage to the Company upon discovery of the fact.

ARTICLE 39.  CONSTITUTION AND CONVENING OF BOARD OF DIRECTORS

         1. The Board of Directors shall consist of directors, and shall resolve important matters relating to the execution of businesses.

         2. Meetings of the Board of Directors shall be convened by the representative director (president) or another director designated by the Board of Directors, if any. In convening a meeting of the Board of Directors, a notice thereof shall be given to each director one (1) week prior to the date of the meeting; provided, however, that such notice may be omitted with the consent of all directors.

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         3.       The chairman of the Board of Directors shall be the person who has the right to convene a meeting of the Board of Directors in accordance with Paragraph (2) above.

         4. The committee for recommendation of candidates for directors and the compensation committee shall be established within the Board of Directors for purpose of treatment of matters delegated by the Board of Directors, and organization and operation thereof shall be determined by the Board of Directors.

ARTICLE 40.  RESOLUTION OF THE BOARD OF DIRECTORS

         1. Resolutions of the Board of Directors shall be adopted in the presence of a majority of the directors and by the affirmative vote of a majority of the directors present.

         2. The Board of Directors may allow all or some of the directors to exercise his/her and/or their voting rights by means of telecommunication through which they may simultaneously transmit and receive visual images and voices without attending a meeting of the Board of Directors in person. In such case, the concerned director(s) shall be deemed to have attended the meeting of the Board of Directors in person.

         3. No director who has a special interest in a matter for resolution can exercise his/her vote upon such matter.

ARTICLE 41.  MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS

         1. The proceedings of meetings of the Board of Directors shall be recorded in the minutes.

         2. The minutes shall set forth the agenda, the course of the proceedings and the results thereof, the opposing person(s) and the reasons for such opposition, and all directors present shall affix their names and seals or signatures to the minutes.

ARTICLE 42.  REMUNERATION AND SEVERANCE PAY OF DIRECTORS

         1. The amount of compensation for the directors shall be determined by a resolution of the General Meeting of Shareholders.

         2. Severance payments for directors shall be made in accordance with the Regulations on Severance Payment for Officers as adopted by a resolution of the General Meeting of Shareholders.

ARTICLE 43.  CONSULTANTS AND ADVISORS

The Company may have a number of consultants or advisors by a resolution of the Board of Directors.

                           CHAPTER 6 - AUDIT COMMITTEE

ARTICLE 44. CONSTITUTION OF THE AUDIT COMMITTEE

         1. The Company shall have an Audit Committee in lieu of an Auditor pursuant to Article 415-2 of the Commercial Code.

         2. The Audit Committee shall consist of three (3) or more directors.

         3. Persons who fall under each of items in Article 415-2, Paragraph (2) of the Commercial Code shall not constitute over one-third (1/3) of the Audit Committee members.

         4. The Board of Directors may appoint or dismiss a member of the Audit Committee; provided, that a resolution of dismissal shall be adopted by the affirmative votes of more than two-thirds (2/3) of the Board of Directors.

         5.       The Representative shall be elected by the Audit Committee.

ARTICLE 45. DUTIES OF THE AUDIT COMMITTEE

         1. The Audit Committee shall examine accounting and operation of the Company.

         2. The Audit Committee may request to convene a special meeting of general shareholders by submitting a written request specifying the agenda of the meeting and the reason for the meeting.

         3. The Audit Committee may request subsidiaries of the Company to report their business operations as is deemed necessary. In such case, if the subsidiary fails to make an immediate report, or it is required to confirm the contents of such report, the Audit Committee may investigate the business and conditions of assets of the subsidiary.

         4. The Audit Committee shall elect, dismiss and supervise external auditors, and have the rights to determine and pay remunerations as well as the rights specified in applicable laws and regulations and the regulations of the Audit Committee.

         5. The Audit Committee shall treat matters delegated by the Board of Directors in addition to Paragraphs (1) through (4) above.

ARTICLE 46. REGULATIONS OF THE AUDIT COMMITTEE

In addition to matters specified herein, matters concerning the Audit Committee, including the constitution and scope of the specific duties of the Audit Committee, shall be defined in the form of regulations of the Audit Committee by the Board of Directors.

ARTICLE 47. AUDIT COMMITTEE'S RECORDS

The Audit Committee shall record the substance and results of its audit in the Audit Committee's record, on which the name and seal of the Audit Committee(s) who has performed such audit shall be affixed or shall be signed by such Audit Committee.

ARTICLE 48.  DELETED

                             CHAPTER 7 - ACCOUNTING

ARTICLE 49.  FISCAL YEAR

The fiscal year of the Company shall commence on January 1 and end on December 31 of each year.

ARTICLE 50. PREPARATION AND MAINTENANCE OF FINANCIAL STATEMENTS AND BUSINESS REPORT

         1. The representative director (president) of the Company shall prepare the following documents, supplementary documents thereto and the business report, and submit such documents to the audit committee for audit six (6) weeks prior to the day set for the ordinary General Meeting of Shareholders. The representative director (president) shall submit the following documents and the business report to the ordinary General

                  Meeting of Shareholders:

                  1.       Balance sheets;

                  2.       Profit and loss statements; and

                  3. Statement of appropriation of retained earnings or statement of disposition of deficit.

         2. The Audit Committee shall submit the auditors' report to the representative director (president) within four (4) weeks from the date of receipt of documents set forth in Paragraph (1) above.

         3. The representative director (president) shall keep on file the documents described in Paragraph (1) above and supplementary documents together with the business report and the auditors' report at the head office of the Company for five (5) years and certified copies of all of such documents at the branches of the Company for three (3) years from one (1) week before the day set for the ordinary General Meeting of Shareholders.

         4. The representative director (president) shall submit for approval the documents described in Paragraph (1) above to the General Meeting of Shareholders and submit and report the business reports to the General Meeting of Shareholders.

         5. The representative director (president) shall publicly announce the balance sheets and the external auditor's opinion, upon approval of the documents described in Paragraph
                  (1) above by the shareholders in the General Meeting of Shareholders.

ARTICLE 51.  APPOINTMENT OF EXTERNAL AUDITORS

The company shall appoint the external auditors with an approval by the Auditor Appointment Committee in accordance with the Act on External Audit of Stock Companies and report to the General Meeting of Shareholders convened immediately following such appointment.

ARTICLE 52.  APPROPRIATION OF EARNINGS

The Company shall dispose of the unappropriated retained earnings as of the end of each fiscal year as follows:

         1.       Earned surplus reserve;

         2.       Legal reserve;

         3.       Dividends;

         4.       Bonuses;

         5.       Discretionary reserve; and

         6.       Other appropriation of retained earnings.

ARTICLE 53.  DIVIDENDS PAYMENT

         1.       Dividends payment may be made in cash and with stock.

         2. In case the dividends are distributed in shares, if the Company has issued several types of shares, such distribution may be made through shares of different types by a resolution of a General Meeting of Shareholders.

         3. Dividends in Paragraph (1) above shall be paid to the shareholders or pledgees registered in the shareholders registry of the Company as of the end of each fiscal year.

ARTICLE 54.  INTERIM DIVIDENDS

         1. The Company may pay interim dividends to shareholders who are registered in the shareholders registry as of June 30, 24:00, pursuant to Article 462-3, Paragraph (1) of the Commercial Code. The Interim dividends shall be paid in cash.

         2. The payment of interim dividends under Paragraph (1) shall be decided by a resolution of the Board of Directors, which resolution shall be made within forty-five (45) days from the date mentioned in Paragraph (1) above. The Board of Directors may resolve to distribute interim dividends only when, as a result of the half-yearly account, there are any retained earnings exceeding unappropriated earnings not disposed at the General Meeting of Shareholders for the fiscal year immediately prior to the fiscal year concerned.

         3. The maximum amount to be paid as interim dividends shall be calculated by deducting the following amounts from the net asset amounts recorded in the balance sheet of the fiscal year immediately prior to the fiscal year concerned:

                  1. Capital of the company for the fiscal year immediately prior to the fiscal year concerned;

                  2. The aggregate amount of capital reserves and legal reserves which had been accumulated up until the fiscal year immediately prior to the fiscal year concerned;

                  3. The amount which was resolved to be distributed as dividends at an ordinary General Meeting of Shareholders of the fiscal year immediately prior to the fiscal year concerned;

                  4. Voluntary reserves which had been accumulated for specific purposes in accordance with the relevant provisions of the Articles of Incorporation or by resolution of a General Meeting of Shareholders until the fiscal year immediately prior to the fiscal year concerned;

                  5. Eared surplus reserves to be accumulated for the fiscal year concerned as a result of the interim dividends.

         4. In case the Company has issued new shares (including those shares issued by way of conversion of reserves into capital stock, stock dividends, request of conversion of convertible bonds or exercise of warrants) prior to the date set forth in Paragraph (1) above, but after the commencement date of the fiscal year concerned, the new shares shall be deemed to have been issued at the end of the fiscal year immediately prior to the fiscal year for the purpose of interim dividends.

         5. In case interim dividends are distributed, the same dividend rate as that of the common shares of the Company shall be applied to the preferred shares under Article 8.2.

ARTICLE 55.  EXPIRATION OF RIGHT TO PAYMENT OF DIVIDENDS

         1. The right to demand payment of dividends shall be extinguished by prescription if not exercised within five (5) years.

         2. The dividends, of which the right has been extinguished under Paragraph (1) above, shall be kept by the Company.


                                    ADDENDUM

Article 1. These articles of incorporation shall take effect as of April 4, 2000.

                                    ADDENDUM

Article 1. These articles of incorporation shall take effect as of January 17, 2002.

                                    ADDENDUM

Article 1. These articles of incorporation shall take effect as of July 24, 2003.

                                    ADDENDUM

Article 1. These articles of incorporation shall take effect as of December 29, 2003.

                                    ADDENDUM

Article 1. These articles of incorporation shall take effect as of June 30, 2004.

                                    ADDENDUM

Article 1. These articles of incorporation shall take effect as of [ ], 2004.

Representative Director: Kim Jung Ryool
Representative Director: Richard Hyonkook Kim
GRAVITY Co., Ltd.
Shingu Building, 620-2, Shinsa-dong, Gangnam-gu, Seoul